QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion of our report dated February 13, 2013, relating to the financial statements of Premier Service Bank, as of December 31, 2012 and for year then ended, appearing in this Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc., and to the reference to us under the heading "Experts" in the joint proxy statement/prospectus.

/s/ Vavrinek, Trine, Day & Co., LLP Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
November 21, 2014

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM